UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021 (March 4, 2021)

Pactiv Evergreen Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39528	98-1538656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court, Lake Forest, Illinois, 60045

(Address of principal executive offices) (Zip Code)

(847) 482-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PTVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 4, 2021, the Board of Directors (the “Board”) of Pactiv Evergreen Inc. (the “Company”) approved the appointment of Michael J. King, age 41, as the Company’s Chief Executive Officer, effective as of March 5, 2021. Mr. King currently serves as a director and will continue his service as such.

In connection with Mr. King’s appointment as Chief Executive Officer, the Company’s current Chief Executive Officer, John McGrath, announced his retirement as Chief Executive Officer and as a director, effective as of March 4, 2021. In connection with Mr. McGrath no longer serving as a director on the Board, the number of directors serving on the Board has decreased from 7 directors to 6 directors until a replacement director is appointed.

Mr. King has served as the Chief Executive Officer and President of the Company’s former Graham Packaging segment since December 2018 and will continue to serve as a director for Graham Packaging Company. He also served as President of Graham Packaging from April 2017 to November 2018. Prior to Graham Packaging, Mr. King was President of FRAM Group from August 2015 to April 2017. Mr. King has held various leadership positions including Global Vice President of Sales and Marketing at Graham Packaging, Global Sales Director at Graham Packaging, Global Vice President and General Manager of TI Automotive Fuel Systems Division and Global Director of Sales and Engineering at TI Automotive Fuel Systems. He began his career as an engineer with Lear Corporation. Mr. King received a Bachelor of Science degree in Polymer Chemistry (Plastics) from Ferris State University.

Pursuant to the employment agreement entered into between Mr. King and the Company as of March 5, 2021 (the “Employment Agreement”), Mr. King will have an annual base salary of $1,200,000 and will be eligible to receive an annual incentive bonus with a target value of 125% of Mr. King’s base salary (the “Annual Bonus”). For 2021, the Annual Bonus will be prorated for the period from March 5, 2021 through December 31, 2021. On March 12, 2021, the Company will grant Mr. King a long-term incentive award under the Pactiv Evergreen Inc. Equity Incentive Plan (the “Equity Plan”) with a target grant date fair market value of $3,000,000, as follows: (i) 50% of the long-term incentive award will be in the form of restricted stock units, which will vest ratably on the first three anniversaries of the grant date and (ii) 50% of the long-term incentive award will be in the form of performance stock units, which will vest and settle in shares of the Company’s common stock at a range from 0% to 250% of target based on the achievement of specified performance conditions to be set forth in the applicable award agreement during the performance period beginning on January 1, 2021 and ending on December 31, 2021, in each case subject to Mr. King’s continued service to the Company through December 31, 2023. On March 12, 2021, Mr. King will also receive a sign-on grant of restricted stock units with a grant date fair market value of $2,000,000, which will vest and settle in shares of the Company’s common stock ratably on the first four anniversaries of the grant date. Mr. King will also be entitled to participate in the Company's health and welfare benefit plans, programs and arrangements.

There are no family relationships between Mr. King and any director or executive officer of the Company, and Mr. King has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Employment Agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2021.

On March 8, 2021, the Registrant issued a press release announcing Mr. King’s appointment and Mr. McGrath’s departure. The press release is furnished as Exhibit 99.1 and incorporated by reference herein. The press release at Exhibit 99.1 and incorporated by reference herein is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits

(d). Exhibits.

Exhibit Number	Description
99.1	Press release, dated March 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2021

PACTIV EVERGREEN INC.

By:	/s/ Steven Karl
	Name:	Steven Karl
	Title:	Chief Legal Officer and Corporate Secretary